Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NuPathe Inc.:

We consent to the use of our report dated March 18, 2011, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 18, 2011